SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 5, 2009

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33962	94-1622541
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 764-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                                    Entry into a Material Definitive Agreement

On January 5, 2009, Coherent, Inc. (the “Company”) entered into an amendment to its letter agreement dated January 31, 2008 with Oliver Press Partners, LLC, Oliver Press Investors, LLC, Augustus Oliver and Clifford Press (collectively, “OPP”).  The principal purpose of the amendment was to extend the term of the letter agreement for an additional year and to make other conforming changes.  Under the letter agreement, as amended, the Board of Directors of the Company (the “Board”) will include Clifford Press in the slate of directors for the upcoming 2009 annual meeting.  In addition, on January 6, 2009, the Board appointed Mr. Press to its Nominating and Governance Committee.  A copy of the amendment to the letter agreement is filed herewith as Exhibit 10.1.  For a further description of the letter agreement, please see the Form 8-K filed by the Company on February 5, 2008.

ITEM 9.01.            Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Amendment to Letter Agreement among the Company, Oliver Press Partners, LLC, Oliver Press Investors, LLC, Augustus Oliver and Clifford Press

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.
Date: January 8, 2009
By: /s/ Bret M. DiMarco
Bret M. DiMarco
Executive Vice President and
General Counsel